UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 14, 2018

GENCO SHIPPING & TRADING LIMITED
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	001-33393	98-043-9758
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

299 Park Avenue 12th Floor New York, New York	10171
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 14, 2018, Genco Shipping & Trading Limited (the “Company”) entered into a new five-year senior secured credit facility (the “New Credit Facility”) with Crédit Agricole Corporate & Investment Bank (“CACIB”), as Structurer and Bookrunner,  CACIB and Skandinaviska Enskilda Banken AB (Publ) as Mandated Lead Arrangers, CACIB, as Administrative Agent and as Security Agent, and the other lenders party thereto from time to time.  The Company intends to use proceeds from the New Credit Facility to finance a portion of the purchase price for the four Capesize and two Ultramax vessels (each, a “Vessel”) which the Company has agreed to acquire pursuant to the vessel purchase agreements described in the Company’s Current Reports on Form 8-K filed on June 14, 2018 and July 18, 2018, which Vessels are to serve as collateral under the New Credit Facility.  The Company has taken delivery of one of the Ultramax Vessels and two of the Capesize Vessels, and the remaining three Vessels are expected to be delivered to the Company during the third quarter of 2018.  The aggregate amount of the commitments under the New Credit Facility is $108,000,000, provided that each borrowing of a loan in respect of a Vessel shall not exceed 45% of the appraised value of such Vessel. Such amount may be drawn down in up to six borrowings.  The New Credit Facility provides for the following additional key terms:

•	The final maturity date of the New Credit Facility is August 14, 2023.

•
Borrowings under the New Credit Facility will bear interest at LIBOR plus 250 basis points through September 30, 2019 and LIBOR plus a range of 225 to 275 basis points thereafter, dependent upon the Company’s ratio of total net indebtedness to the last twelve months EBITDA.

•
Scheduled amortization payments under the New Credit Facility are to reflect a repayment profile whereby the facility shall have been repaid to nil when the average age of the collateral Vessels reaches 20 years.  Assuming borrowing of the full amount estimated above under the New Credit Facility within the third quarter of 2018, such payments are anticipated to be approximately $1,600,000 per quarter commencing on December 31, 2018, with a final balloon payment on the maturity date.

•	Mandatory prepayments are to be applied to remaining amortization payments pro rata, while voluntary prepayments are to be applied to remaining amortization payments in order of maturity.

•
Dividends may be paid subject to customary conditions and a limitation of 50% of consolidated net income for the quarter preceding such dividend payment if the collateral maintenance test ratio is 200% or less for such quarter.

•	Acquisitions and additional indebtedness are allowed subject to compliance with financial covenants (including a collateral maintenance test) and other customary conditions.

•	Key financial covenants are substantially similar to those under the Company’s $460 Million Credit Facility and include:

•	minimum liquidity, with unrestricted cash and cash equivalents to equal or exceed the greater of $30 million and 7.5% of total indebtedness;

•
minimum working capital, with consolidated current assets (excluding restricted cash) minus consolidated current liabilities (excluding the current portion of long-term indebtedness) to be not less than zero;

•	debt to capitalization, with the ratio of total indebtedness to total capitalization to be not more than 70%; and

•	collateral maintenance, with the aggregate appraised value of collateral Vessels to be at least 135% of the principal amount of the loan outstanding under the New Credit Facility.

The foregoing description of the New Credit Facility does not purport to be complete and is qualified in its entirety by reference to the New Credit Facility, which is filed as Exhibit 10.1 hereto and is incorporated into this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 in its entirety.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This report contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements use words such as “anticipate,” “budget,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with a discussion of potential future events, circumstances or future operating or financial performance. These forward looking statements are based on management’s current expectations and observations.  Included among the factors that, in our view, could cause actual results to differ materially from the forward looking statements contained in this report are the Company’s ability to fulfill conditions to finance vessel purchases under the New Credit Facility, completion of documentation for vessel transactions and the performance of the terms thereof by sellers of vessels and us, and other factors listed from time to time in our public filings with the Securities and Exchange Commission including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and its subsequent reports on Form 10-Q and Form 8-K. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits

(d) The following exhibits are included in this report:

Exhibit No.	Description

10.1
Up to US$108,000,000 Senior Secured Credit Agreement dated August 14, 2018, by and among Genco Shipping & Trading Limited as Borrower, the lenders party thereto from time to time, Crédit Agricole Corporate & Investment Bank, as Structurer and Bookrunner, Crédit Agricole Corporate & Investment Bank and Skandinaviska Enskilda Banken AB (Publ) as Mandated Lead Arrangers and Crédit Agricole Corporate & Investment Bank, as Administrative Agent and as Security Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENCO SHIPPING & TRADING LIMITED

DATE: August 15, 2018

By	/s/ Apostolos Zafolias
Apostolos Zafolias
Chief Financial Officer and Executive
Vice President, Finance